UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 27, 2011

(Date of Report: Date of earliest event reported)

RT Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53009	57-1021913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

9160 South 300 West, Suite 101, Sandy, UT  84070

 (Address of principal executive office)

Registrant's telephone number, including area code: (801) 641-8766

2216 East Newcastle Drive, Sandy, Utah  84093

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 3.02 Unregistered Sales of Equity Securities.

On October 27, 2011, RT Technologies, Inc. (the “Company”) received the resignation of Michael T. Lami from his position as director and president of the Company.  Mr. Lami indicated he wanted to pursue other business opportunities and no longer had time to devote to the Company.  Mr. Lami had no disputes with the Company.  With the resignation of Mr. Lami, Angela Ross was appointed as president, secretary and treasurer of the Company.  Ms. Ross was already serving as a director of the Company and as the Company’s CFO.

Additionally, on October 27, 2011, Ms. Ross agreed purchased 2,500,000 shares of the Company’s common stock for $5,000. The funds will be used to pay for upcoming expenses and past debts including auditor fees.

ITEM 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

RT Technologies, Inc.

By: /s/ Angela Ross

Date: November 2, 2011

       Angela Ross, President

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